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                                  EXHIBIT 21.1

                                WAVO CORPORATION

                              LIST OF SUBSIDIARIES


1.       WavePhore Networks, Inc., a Delaware corporation

2.       WavePhore Newscast, Inc., a Delaware corporation

3.       WavePhore WaveTop, Inc., a Delaware corporation

4.       WavePhore Labs, Inc., a New Jersey corporation

5.       JamCast.com, Inc., a Delaware corporation

6.       508515 N.B., Inc., a New Brunswick corporation

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